EXHIBIT 99.1
News
For Immediate Release October 5, 2006	Contact:
Rick B. Honey (212) 878-1831

SPECIALTY MINERALS INC. IMPLEMENTS PRICE INCREASES
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NEW YORK, October 5—Effective December 1, 2006, Specialty Minerals Inc., a wholly owned subsidiary of Minerals Technologies Inc. (NYSE: MTX), will raise prices on ground calcium carbonate, precipitated calcium carbonate for non-paper applications, talc, and barite products. These increases, ranging from 5 percent to 15 percent, will be applied to products produced at all of the company's North American manufacturing facilities.

These price increases are necessary to offset rising costs associated with mining, processing, packaging, and purchased crude ore.

MTI is a global resource- and technology-based growth company that develops produces and markets the highest quality performance-enhancing minerals and related products, systems and services for the paper, steel, polymer and other manufacturing industries. The company reported sales of $995.8 million in 2005.

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For further information about Minerals Technologies Inc. look on the internet at http://www.mineralstech.com